Exhibit 16.1

Grant Thornton







April 21, 2008

                                                  Audit o Tax o Advisory

                                                  Grant Thornton LLP
                                                  226 Causeway Street, 6th Floor
                                                  Boston, MA 02114-2155
                                                  T 617.723.7900
                                                  F 617.723.3640
                                                  www.GrantThornton.com

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:  Valpey-Fisher Corporation
     File No. 1-4184

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Valpey-Fisher Corporation dated April 21, 2008, and agree with the statements concerning our Firm contained therein.


Very truly yours,

/s/ Grant Thornton LLP
----------------------

Grant Thornton LLP